UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

ECCO Auto World Corporation

(Exact name of registrant as specified in its charter)

Date: September 6, 2017

Nevada	7371	30-0943638
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

  Issuer's telephone number: +852 3182 6922

Issuer’s email: eccoautocorp@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	5,910,000	$0.15	$886,500	$102.75

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

ECCO Auto World Corporation

5,910,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of ECCO Auto World Corporation. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares, and there can be no assurances that a market maker will agree to apply to make a market in our common stock. As of the date of this registration statement it should be noted that our company is currently a shell company. We are not a blank check company.

In this public offering we, “ECCO Auto World Corporation” are offering 1,670,000 shares of our common stock and our selling shareholders are offering 4,240,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Yiap Soon Keong. Mr. Yiap is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 1,670,000 shares being offered herein by the Company. Mr. Yiap will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.15 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.15 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, Greenpro Asia Strategic SPC owns approximately 57.64% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Greenpro Asia Strategic SPC and those shares being offered on behalf of the company are sold, Greenpro Asia Strategic SPC will own approximately 56.48% of our common stock.

The Company estimates the costs of this offering at approximately $21,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October 31, 2018 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as  underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Ecco Auto World’’ the “Company,’’, “Ecco”, ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to ECCO Auto World Corporation, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending February 28 th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

ECCO Auto World Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 6, 2016.

We, ECCO Auto World Corporation (“the Company”), are an early stage technology company that offers car maintenance services through its app (ECCO App) that connects auto repair shops and car owners. ECCO app features comparisons characteristics among different auto repair shops in terms of quality rating. Auto repair shops that intend to make use of ECCO user base will be subject to stringent supervision and entrant requirements in order to ensure quality service to users.

The company has yet to generate revenue. Additionally, the company has only incurred a net loss, and we have yet to develop a source to generate revenue. Our mobile application, which will be our primary product and revenue stream, has yet to be developed. The Company intends to offer upfront pricing, which means that users will acknowledge the amount of the transaction prior to acceptance in order to prevent haggling by auto repair shop owners. All transactions will be made through the Company with an, as of yet undetermined, transaction fee imposed.

As of today, we have approached more than 60 auto repair shops to be part of our partnership program to offer maintenance services to the users of our future application. The Company has currently finalized the scope and features of ECCO App, but has yet to commence development. The company is currently negotiating the price for developing the ECCO App with unrelated third party developers. We expect the application development to start at the end of July and we anticipate it will be fully developed and completed at the end of 2017. As soon as the application is complete, the Company will conduct a series of marketing campaigns in different venues, such as car exhibitions, in order to capture an initial user base and being generating revenue.

The Company’s executive offices are located at Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

We believe we need to raise $250,500 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 1,670,000 shares of our common stock and intend to use the proceeds from this offering to develop and market our mobile application.

There is uncertainty that we will be able to sell any of the 1,670,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $21,000 are being paid for by the Company. The maximum proceeds to us from this offering ($250,500) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($187,875) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($125,250) will sustain us for up to 6 months, and 25% of the proceeds ($62,625) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 90,220,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 5,910,000 shares. These shares represent 1,670,000 additional shares of common stock to be issued by us and 4,240,000 shares of common stock by our selling stockholders. We may endeavor to sell all 1,670,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.15 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.15 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company.

Currently, Greenpro Asia Strategic SPC owns approximately 57.64% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Greenpro Asia Strategic SPC and those shares being offered on behalf of the company are sold, Greenpro Asia Strategic SPC will own approximately 56.48% of our common stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

1,670,000 shares of common stock, at a fixed price of $0.15 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	4,240,000 shares of common stock, at a fixed price of $0.15 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.15 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	90,220,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	91,890,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.15.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.15 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing, development of new product lines, and increased staff.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,910,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Yiap Soon Keong will sell the 1,670,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $21,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Lack of smartphone usage and basic internet adoption amongst auto repair shops and customers.

Our business operation is highly dependent on the usage of smartphone and basic internet services. Our business will fail if customers and auto repair shops do not have smartphones or basic internet in order for them to use our product.

If we fail to convince auto repair shops to join the ‘ECCO Partnership’, our business plan may fail.

The risk of failing to convince auto repair shops to be part of ECCO may result in the failure of our business plan. Many auto repair shops may not join our ‘ECCO Partnership’ because there is no certainty that our business will succeed. Currently, we do not have partners who have joined our ‘ECCO Partnership’.

If we fail to meet customer expectations we may be negatively affected.

The risk of not meeting our customers’ expectations may result in a failure to increase or secure our market share. Our customers may not be satisfied with the mobile application and services we intend to deliver, therefore there is a chance that they will choose services offered by our competitors. This may result in decreased revenue and a decreased market share.

At present, the Company has conducted very minimal operations, and there can be no assurances that our planned operations will succeed.

Currently, our operations have been limited to the planning stages for the development of our application. While we have worked out exactly how we want the application to function, actual development has yet to commence and we are in the midst of negotiations with a third party in order to complete development of our application. There can be no assurances, or guarantees, that our efforts to develop our proposed ECCO App will succeed or that we will be able to successfully market the proposed application, if developed. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The automotive industry in which we operate is subject to intense competition. We compete against automotive corporations which offer comparable applications, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The automotive industry demands the use of sophisticated technology and systems for auto repair shop management. These technologies require refinements, including compliance with privacy regulations and requirements of third parties that handle electronic payments. The development and maintenance of these technologies may require significant capital. We cannot assure you that as various systems and technologies become outdated or new technology is required, we will be able to replace or introduce them as quickly as our competition or in a cost-effective and timely manner. We also cannot assure you that we will achieve the benefits we may have been anticipating from any new technology or systems that we release in the future. If we are unable to provide enhancements to our current or future systems or keep pace with rapid technological developments, our business could be adversely affected.

If we were to lose the services of Mr. Yiap and Ms. Woo, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key members of our management team, including Yiap Soon Keong, our Chief Executive Officer. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our Principal executive offices are located in Hong Kong and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Hong Kong and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The number of citizens who own automobiles in Southeast Asia countries;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Greenpro Asia Strategic SPC owns approximately 57.64% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Greenpro Asia Strategic SPC and those shares being offered on behalf of the company are sold, Greenpro Asia Strategic SPC will own approximately 56.48% of our common stock. As a result, Greenpro Asia Strategic SPC has substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Greenpro Asia Strategic SPC’s ownership and Greenpro Asia Strategic SPC is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Greenpro Asia Strategic SPC could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Greenpro Asia Strategic SPC’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that our officers and directors conduct outside activities, including Mr. Yiap’s current employment at Wealthon Business Advisory, the attention and efforts of our officers and directors are not solely focused upon ECCO Auto World Corporation.

While our officers and directors intend to devote as much time as necessary to the success and development of ECCO Auto World Corporation, Mr. Yiap in particular has outside interests that require a portion of his time every week. Currently Mr. Yiap is prepared to dedicate 36 hours per week to the operations of ECCO Auto World Corporation. Although we believe their time, resources, and effort to be allocated appropriately to allow for the Company’s future success, there can be no guarantee that their priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in ECCO Auto World Corporation the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

We are a shell company, and as a result of our status as a shell company Rule 144 is unavailable to us and we are ineligible to file a registration using Form S-8.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

The following applies to us since we currently identify as a shell Company:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of securities until, the Company, has ceased to be a shell company, were subject to the reporting requirements of the Exchange Act; or filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing, the Company’s status from a shell company to a non-shell company.

As a result of our status as a shell company we will be limited in our ability to raise additional capital through subsequent unregistered offerings. This may negatively impact our business. We will also be subject to enhanced reporting requirements imposed upon shell companies.

We have yet to commence our principal operation, there can be no assurances that our planned operations will succeed.

Our company has yet to commence our principal operations. We are currently in the planning stages for our ECCO app and we have yet to commence actual development on the ECCO app. There can be no assurances that we can successfully develop our ECCO app and successfully generate revenue from the market. If we are unable to successfully develop the mobile application and we are unable to market the mobile application, this will adversely affect our financial condition and results of operation. This could result in the entire loss of any and all investments in the Company.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to ECCO Auto World Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer, Yiap Soon Keong does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Yiap does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Yiap Soon Keong, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $21,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCQB. We may consider pursuing a listing on the OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 600,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 600,000,000 shares of common stock, par value $.0001 per share, of which only 90,220,000 are currently issued and outstanding and only 1,670,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely acct the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

ECCO AUTO WORLD CORPORATION

BALANCE SHEET AS OF FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of February 28, 2017
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	16,202
Total Current Assets	16,202
TOTAL ASSETS	$16,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	23,500
Amount due to a director	381
Total Current Liabilities	23,881

TOTAL LIABILITIES	$23,881

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 90,220,000 shares	9,022
Additional paid-in capital	11,988
Accumulated income/(losses)	(28,689)
TOTAL STOCKHOLDERS’ DEFICIT	$(7,679)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,202

ECCO AUTO WORLD CORPORATION

STATEMENT OF INCOME

FOR THE PERIOD ENDED FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the period ended February 28, 2017
NET REVENUE	-

OPERATING EXPENSES
Accounting fee	500
Audit fee	3,500
Bank charges	1,508
Incorporation fee	2,800
Professional fee	20,381
Total operating expenses	28,689

NET LOSS	(28,689)

Net loss per share, basic and diluted:	(0.00)

Weighted average number of common shares outstanding- Basic and diluted	49,426,268

ECCO AUTO WORLD CORPORATION

BALANCE SHEET

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of May 31, 2017 (Unaudited)	As of February 28, 2017 (Audited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	14,741	16,202
Total Current Assets	14,741	16,202

TOTAL ASSETS	$14,741	$16,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	25,500	23,500
Amount due to a director	379	381
Total Current Liabilities	25,879	23,881

TOTAL LIABILITIES	$25,879	$23,881

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding Common Stock, par value $0.0001; 600,000,000 shares authorized, 90,220,000 issued and outstanding	9,022	9,022
Additional paid in capital	11,988	11,988
Accumulated incomes/(losses)	(32,148)	(28,689)
TOTAL STOCKHOLDERS’ DEFICIT	$(11,138)	$(7,679)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,741	$16,202

ECCO AUTO WORLD CORPORATION

STATEMENT OF INCOME

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended	For the period ended
	May 31, 2017	May 31, 2017
	(Unaudited)	(Unaudited)

NET REVENUE	$-	$-

OPERATING EXPENSES
Accounting fee	$500	$1,000
Audit fee	-	3,500
Bank charges	1,457	2,965
Incorporation fee	-	2,800
Loss on foreign exchange	2	2
Professional fee	1,500	21,881
Total operating expenses	$3,459	$32,148

NET LOSS	$(3,459)	$(32,148)

Net loss per share, basic and diluted:	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	90,220,000	90,220,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents are $14,741 as of May 31, 2017 and $16,202 as of February 28, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations for the period ended February 28, 2017

Revenues; Operating Expenses

For the period ended February 28, 2017 we, “The Company” have generated no revenues. For the same period our operating expenses totaled $28,689 and were comprised primarily of professional fees, audit and accounting fees, and expenses relating to the formation of our company.

Net Loss

For the period ended February 28, 2017 we recorded a net loss of $28,689. Our net loss is attributed to our operating expenses mentioned above which totaled $28,689.

Professional Fees

For the period ended February 28, 2017 we had professional fees in the amount of $20,381.

Liquidity and Capital Resources

Cash Used In Operating Activities

For the period ended February 28, 2017 we had net cash (used in) operating activities of $4,808.

Cash Provided By Financing Activities

On June 6, 2016, the Company sold 100,000 shares of restricted common stock at par value ($.0001 per share) to Ms. Woo Shuk Fong. The $10 in proceeds went directly to the Company as working capital.

On September 22, 2016, the company sold 24,000,000, 4,000,000 and 52,000,000 shares of restricted common stock to Yiap Soon Keong, Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC respectively. The shares were sold at par value ($0.0001 per share) to each party, and the $8,000 in proceeds was provided to the Company as additional working capital.

On September 25, 2016, the company sold 20,000 shares of restricted common stock to Woo Shuk Fong at a price of $0.10 per share. This sale resulted in additional working capital in the amount of $2,000 to the Company.

On December 28, 2016, the company sold 100,000 shares of restricted common stock to Wong Yuen Ling at a price of $0.10 per share. This sale resulted in additional working capital in the amount of $10,000 to the Company.

On January 19, 2017, the company sold 10,000,000 shares of restricted common stock to Yiap Soon Keong at par value ($0.0001 per share). This sale resulted in additional working capital in the amount of $1,000 to the Company.

For the period ended February 28, 2017 we generated a total of $21,010 from the sale of our common stock.

Results of operations for the Three months ended May 31 2017

Revenues; Operating Expenses

We have not earned any revenues during the three and six months ended May 31, 2017. Subsequently, for the period March 1, 2017 to May 31, 2017, The Company operating expenses total $3,459 and were comprised primarily of professional fees, accounting fees and bank charges.

Net Loss

We recorded a net loss of $3,459 for the three months ended May 31, 2017. Our net loss is attributed to our operating expenses mentioned above which in total $3,459.

Professional Fees

We have incurred a professional fee of $1,500 for the three months ended May 31, 2017.

Liquidity and Capital Resources

Cash Used In Operating Activities

The period between March 1, 2017 and May 31, 2017, we had net cash (used in) operating activities of $1,461.

Cash Provided By Financing Activities

The period between March 1, 2017 and May 31, 2017, we had no cash (used in) financing activities.

Limited Operating History

We have no historical financial information upon which to base an evaluation of our performance. We are a start-up stage company and have generated no revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Additional Information

From this offering we intend to raise a maximum of $250,500. We believe that these funds will provide enough capital to implement our business strategy which includes, but is not strictly limited to, increasing marketing efforts, and further developing our mobile application.

Based on the company’s current cash levels, the Company’s plans can continue for another six (6) months minimum provided no capital expenditure is incurred, that no revenue has been generated and that we do not receive any funds from this offering.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Automotive Industry

Southeast Asia is a powerhouse for the automotive industry in Asia and beyond, which has seen steady growth since its inception and has given no indication of slowing down in the coming years. Southeast Asia has large auto markets with tremendous potential for growth as well as important automotive manufacturing hubs which produce vehicles that are distributed throughout the world.

With the global economy cooling and with while China, Brazil and Russia seeing less dynamic car sales recently Southeast Asia has been resilient. According Aseanup, it states that Southeast Asia has large market of more than 600 million people and its combined GDP of about 2 Trillion USD with an annual growth over 5% lets car manufacturers remain optimistic about the Southeast Asian market for the coming years.

According to ASEAN automotive industry research, there is a strong potential for growth in car sales in certain ASEAN countries which is highlighted by the low percentage of households that own car.

The Nielsen Global Survey of Automotive Demand found car ownership was relatively low across much of Southeast Asia; 47 percent of Filipino households do not own a car (fifth lowest globally) and 46 percent of Indonesian households have no car (sixth lowest globally). Malaysia was the only Southeast Asia market to buck the trend, posting the third highest level of car ownership globally (93%) and the highest incidence of multiple car ownership globally (54% of households have more than one car).Despite the overall low ownership level across the region, purchase intent is high with Indonesia, Philippines, Thailand and Malaysia, all ranking in the top 10 countries globally for intention to acquire a car within the next two years. Around four in five Indonesian and Thai consumers (81% and 79% respectively) intend to acquire a car within the next two years, as do three quarters of Filipinos (76%) and seven out of 10 Malaysians (71%), compared to just 65 percent globally. This information can be found at: http://www.nielsen.com/my/en/press-room/2014/rising-middle-class-will-drive-global-automotive-demand.html

Also, Japanese brands continue to be market leaders in key ASEAN markets. Toyota continued to be the leader in the Passenger Vehicle segment in Indonesia and Thailand, and in the Commercial Vehicle segment in Malaysia. National car makers Perodua and Proton continued to lead the Passenger Vehicle segment in Malaysia.

While these countries present great opportunities for local sales, the report also notably highlights the critical production advantage of certain countries. Thailand and Indonesia, especially, are very convenient manufacturing hubs to produce vehicles for export in the region, Asia, and beyond.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

ECCO Auto World Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 6, 2016.

On June 6, 2016, Ms. Woo Shuk Fong was appointed as President, Secretary, Treasurer and a member of our Board of Directors. Additionally, on June 6, 2016, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Ms. Woo for initial working capital of $10.

On September 22, 2016, Ms. Woo Shuk Fong resigned as President, Secretary and Treasurer. On September 22, 2016, Mr. Yiap Soon Keong was appointed as President, Secretary, Treasurer and a member of our Board of Directors. Moreover, on September 22, 2016, the company issued 24,000,000, 4,000,000 and 52,000,000 shares of restricted common stock to Yiap Soon Keong, Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $8,000.

On September 25, 2016, the company issued 20,000 shares of restricted common stock to Woo Shuk Fong at the price of $0.10 per share, for additional working capital of $2,000.

On December 28, 2016, the company issued 100,000 shares of restricted common stock to Wong Yuen Ling at the price of $0.10 per share, for additional working capital of $10,000.

On January 19, 2017, the company issued 10,000,000 shares of restricted common stock to Yiap Soon Keong, each with par value of $0.0001 per share, for additional working capital of $1,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Overview

We, ECCO Auto World Corporation, are an early stage company that plans to create and develop a mobile application, known as “ECCO App”, for auto repair shops and car owners. ECCO App will be a platform that connects users with auto repair shops and service centers throughout Malaysia and will be made up of a selection of auto repair shops who join our ‘ECCO Partnership’ and car owners who use the ECCO App. Auto repair shops that intend to make use of ECCO user base will be subject to stringent supervision and entrant requirements in order to ensure quality service to users. The Company intends to offer upfront pricing, which means that users will acknowledge the amount of the transaction prior to acceptance in order to prevent haggling by auto repair shop owners. All transactions will be made through the Company with an, as of yet undetermined, transaction fee imposed. Initially, we plan to focus on launching our mobile application to cater exclusively to Malaysia, however, in the future we have unidentified plans to expand into neighboring countries such as Thailand and Singapore. Our target demographic will initially be any individuals who have access to a smartphone and are operating a motor vehicle in Malaysia, as well as auto repair shops who want to join our ECCO Partnership.

Malaysia is a country with a high volume of vehicular traffic due to the fact that the vast majority of Malaysians own a vehicle to avoid the inconvenience of alternative urban transportation. According to the Malaysia Road Transport Department, the annual growth rate of car registration in Malaysia is approximately 2.72%, and it is estimated that there were approximately 25 million vehicles registered during 2016 and there are approximately 15,000 mechanics. Upon completion of the ECCO mobile application (estimated towards the end of 2017) ECCO will conduct a series of marketing campaign prioritizing urban users over rural users due to a number of factors including, but not limited to, demographic density and the number of increased ratio of cars owned per individual.

During the first three months of service following the completion of the ECCO app, service coverage will be limited to the Klang Valley area (the center of Kuala Lumpur), which is home to roughly 7.9 million people with a land span of approximately 4,000 km2. Klang Valley is also the city with the most cars registered in Malaysia, with more than 5 million cars registered.

Subsequently, ECCO will enter into other key cities of Malaysia in 2018, including Penang and Johor simultaneously. Penang has a population of 1.72 million as of 2016 with a land span of approximately 1,048 km2 while Johor has a population of 3.5 million with a land span of approximately 19,210 km2.

As part of our ECCO marketing campaign, we plan to participate in car relevant exhibitions around ASEAN countries to market the ECCO app to potential users. Additionally, the company plans to hire a marketing team to promote our mobile application and encourage referrals with as of yet undetermined discounts and benefits in order to encourage existing users to promote on our behalf.

The application development will be outsourced to a contractor. We are finalizing our engagement with an unrelated third party app developer. ECCO Auto World Corporation, which is incorporated in Labuan, Malaysia, and is a wholly owned subsidiary of ECCO Auto World Corporation, will fully own the rights to the application. We expect the app development process to take five months to complete and the launch of the ECCO App will be at the end of December 2017. We do not have any significant milestones established at this point in time, with the exception of the creation of the ECCO App.

The planned features of the ECCO App are as follows:

-	SOS! Breakdown: In the event a driver experiences a breakdown they may utilize this feature of the ECCO App which will locate the auto repair shop nearest to their location via GPS. In the unforeseen event of a breakdown, users can send an SOS from their smartphones to the nearest auto repair shop for assistance. With over 5,000 auto repair shops located in Malaysia, users can expect a prompt response.

-	Pickup Service: This feature of the ECCO App will enable users to have their car picked up at their location for service or repair. For any number of reasons which could include, but is not strictly limited to: car troubles, scheduling difficulties,convenience, etc. a user may wish to have their car picked up rather than make the drive to an auto repair shop on their own. The ECCO App will send a request for a quote to all registered auto repair shops within the vicinity. The users can review and select whichever quote is best for them.

-	Membership Registration: Using the ECCO App will enable car owners who subscribe as a member to accumulate membership points which may, in the future, potentially be used for discounts that the user can redeem. Currently these discounts are unidentified.

-	Knowledge sharing educational platform: Using the ECCO App will enable car owners to educate themselves through reference articles and knowledge sharing via an in-app educational platform. At present the specific articles and references that will be in this section of the application have not yet been determined.

ECCO APPS- Target END USER

Member Registration +M2M	Loyalty Programme	Nearest Workshop
Promotion JV with BANK	SOS – Insurance	Ecco- Workshop Join
Car Tips – Knowledge	Career – ECCO FAMILY	About Us

Other Business Prospects

In addition to our proposed business plan, we seek to acquire auto repair shops that are located strategically close to major city centers in Malaysia.

We also seek to expand our business to neighboring countries like Thailand and Singapore in the future depending upon the amount of growth our business experiences.

Marketing Efforts

Currently, we are developing a website which we feel will bolster our presence in the Malaysian marketplace. On the site we intend to list some of the key features of the ECCO App which we intend to offer. Additionally, we plan to utilize this website to educate and inform users so that they can fully understand the functionality and various features of our App. This website will also be critical to our pursuit of various online marketing campaigns which may include, but not strictly be limited to, social media campaigns and internet advertisement. However, at this point in time our online marketing activities have not been fully defined or established.

Employees

ECCO Auto World Corporation currently has two employees: our Chief Executive Officer (CEO) Yiap Soon Keong and our Director Woo Shuk Fong. Our CEO is responsible for business development and operations. Our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week, but they are prepared to devote more time if necessary.

We have no employment agreements at this time with our officers and directors.

We intend to hire more staff to assist in the development and execution of our business operations.

Future Plans

As of today, we have approached more than 60 auto repair shops to be part of our partnership program to offer maintenance services to the users of our future application. The Company has currently finalized the scope and features of ECCO App, but has yet to commence development. The company is currently negotiating the price for developing the ECCO App with unrelated third party developers. We expect the application development to start at the end of July and we anticipate it will be fully developed and completed at the end of 2017. As soon as the application is complete, the Company will conduct a series of marketing campaigns in different venues, such as car exhibitions, in order to capture an initial user base and being generating revenue.

Note: There can be no assurances, or guarantees, that our efforts to develop our proposed ECCO App will succeed or that we will be able to successfully market the proposed application, if developed. In the event that we cannot successfully develop our application then our business will most likely fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.15. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $250,500 as anticipated.

If 1,670,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Daily Operating Expenses	$165,397
Payment for Ongoing Reporting Requirements	$15,000
Staff Salaries	$10,000
Sales & Marketing	$40,000
Offering Expenses	$20,103
TOTAL	$250,500

If 1,252,500 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Daily Operating Expenses	$133,272
Payment for Ongoing Reporting Requirements	$15,000
Staff Salaries	$7,500
Sales & Marketing	$12,000
Offering Expenses	$20,103
TOTAL	$187,875

If 835,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Daily Operating Expenses	$81,147
Payment for Ongoing Reporting Requirements	$15,000
Staff Salaries	$5,000
Sales & Marketing	$4,000
Offering Expenses	$20,103
TOTAL	$125,250

If 417,500 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Daily Operating Expenses	$23,772
Payment for Ongoing Reporting Requirements	$15,000
Staff Salaries	$2,500
Sales & Marketing	$1,250
Offering Expenses	$20,103
TOTAL	$62,625

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.15 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.15	$0.15	$0.15
Book Value Per Share Before the Offering	$0.000	$0.000	$0.000
Book Value Per Share After the Offering	$0.000	$0.001	$0.002
Net Increase to Original Shareholder	$0.000	$0.001	$0.002
Decrease in Investment to New Shareholders	$0.150	$0.149	$0.148
Dilution to New Shareholders (%)	100.00%	99.33%	98.67%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(7,679)
Net proceeds from this offering	229,397
$221,718
Denominator:
Shares of common stock outstanding prior to this offering	90,220,000
Shares of common stock to be sold in this offering (100%)	1,670,000
91,890,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(7,679)
Net proceeds from this offering	104,147
$96,468
Denominator:
Shares of common stock outstanding prior to this offering	90,220,000
Shares of common stock to be sold in this offering (50%)	835,000
91,055,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(7,679)
Net proceeds from this offering	41,522
$33,843
Denominator:
Shares of common stock outstanding prior to this offering	90,220,000
Shares of common stock to be sold in this offering (25%)	417,500
90,637,500

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,240,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 6, 2017 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

“Percent of common stock owned after offering (if all shares are sold)” takes into account the sale of 100% of the Company’s common stock that the Company intends to sell in this offering. If all shares are sold on behalf of the Company there will be 91,890,000 shares of common stock issued and outstanding.

Name of Selling Shareholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Wong Yuen Ling	100,000	100,000	0	0.00%
Woo Shuk Fong	120,000	40,000	80,000	0.09%
GreenPro Venture Capital Limited	4,000,000	4,000,000	0	0.00%
GreenPro Asia Strategic SPC	52,000,000	100,000	51,900,000	56.48%
TOTAL	56,220,000	4,240,000	51,980,000	56.57%

* Yiap Soon Keong is President, Chief Executive Officer, Secretary, Treasurer, and a Director of the Company.

* Woo Shuk Fong is a Director of the Company.

* Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Lee Chong Kuang and Loke Che Chan.

* Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited.

PLAN OF DISTRIBUTION

The Company has 90,220,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,670,000 shares of its common stock for sale at the price of $0.15 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Yiap Soon Keong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Yiap Soon Keong is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Yiap Soon Keong will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yiap is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yiap will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Yiap Soon Keong will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,670,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.15 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.15 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.15 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than approximately $21,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “ECCO Auto World Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 90,220,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

We rent the property at a fee of $381.00 per year. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

Name	Age	Position
Yiap Soon Keong	35	CEO, President, Secretary, Treasurer, Director
Woo Shuk Fong	48	Director

Yiap Soon Keong - President, Chief Executive Office, Secretary, Treasurer, Director

Mr. Yiap Soon Keong graduated in 2004 from Inti College with Bachelor (Honours) Business in Information Technology. He has been a Certified Credit Professional recognized by the Malaysia Institution Banking since 2007. In 2012, he was awarded the Malaysia Best Services Professional Award by HWT Group.

From 2004 to 2006, Mr. Yiap was a Business Installment Executive at Standard Chartered Bank Malaysia Berhad. His primary responsibility was to study the background of clients and their applications for business loans. From 2006 to 2008, he held the position of Relationship Manager in Alliance Bank Malaysia. He was responsible for advising and managing the business loan portfolios of Small Medium Enterprise (SMEs) and monitoring business development by facilitating proposals with banking loan facilities. From 2008 to 2009, Mr. Yiap was a Business Development Manager at OCBC Bank Malaysia. His responsibility was to oversee the business development of the company, acquire new businesses for the SMEs banking a programs and promoting government funding to assist the SMEs. From 2009 to present, he has founded Wealthon Business Advisory, an advisory firm for SMEs, where he continues to work to this day. He is responsible for overseeing the operations and business development of the company.

Mr. Yiap’s experience in management and business development has led the Board of Director to reach the conclusion that he should serve as our Chief Executive Officer and Director of the Company. In September 2016, Mr. Yiap was appointed as the Chief Executive Officer and Director of the Company.

Woo Shuk Fong – Director

Miss Woo Shuk Fong worked for Tse & Loke, Certified Public Accountants, as a company secretary from 1993 to 1996. Ms. Woo was responsible for the preparation of documents for the formation of companies, drafting board minutes, annual returns, Annual General Meetings, and taking care of clients’ statutory matters. From 1996 to 1997, Ms. Woo joined Global Business Services Limited. She was responsible for the preparation of documents for the formation of companies, drafting board minutes and handling clients’ statutory matters. From 1997 to 1998, Ms. Woo joined Ho & Ho, Certified Public Accountants, as a Company Secretary Assistant, responsible for handling statutory matters as well as preparing documents for setting up bank accounts and changing bank authorized signatory for clients. In July 1998, she resigned from Ho & Ho, Certified Public Accountants and joined Gilber & Associates as a director in September 1998 until her resignation in December 2015. Over the course of her carrier she has accumulated more than 15 years of business experience in international trading.

Ms. Woo’s experience in business and international trading has led the Board of Director to reach the conclusion that she should serve as a Director of the Company. In June 2016, Ms. Woo was appointed as a Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures our in relation to our last two fiscal years.

Summary Compensation Table:

Name and principal position (a)	Year ended February 28 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Yiap Soon Keong, President, Chief Executive Officer, Secretary, Treasurer, and Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Woo Shuk Fong, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Compensation of Directors:

Name and principal position (a)	Year ended February 28 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Yiap Soon Keong, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Woo Shuk Fong, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 6, 2017, the Company has 90,220,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Woo Shuk Fong	120,000	0.13%	n/a	n/a	0.13%
Yiap Soon Keong	34,000,000	37.69%	n/a	n/a	37.69%
5% Shareholders
GreenPro Asia Strategic SPC	52,000,000	57.64%	n/a	n/a	57.64%

* Yiap Soon Keong is President, Chief Executive Officer, Secretary, Treasurer, and a Director of the Company. The address of Yiap Soon Keong is Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

* Woo Shuk Fong is a Director of the Company. The address of Woo Shuk Fong is Address for Woo Shuk Fong is Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

* Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited. The address of Greenpro Asia Strategic SPC is the 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands]

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 6, 2016, Ms. Woo Shuk Fong was appointed as President, Secretary, Treasurer and a member of our Board of Directors. Additionally, on June 6, 2016, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Ms. Woo for initial working capital of $10.

On September 22, 2016, Ms. Woo Shuk Fong resigned as President, Secretary and Treasurer. On September 22, 2016, Mr. Yiap Soon Keong was appointed as President, Secretary, Treasurer and a member of our Board of Directors. Moreover, on September 22, 2016, the company issued 24,000,000, 4,000,000 and 52,000,000 shares of restricted common stock to Yiap Soon Keong, Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $8,000. Mr. Lee Chong Kuang and Mr. Loke Che Chan have voting and dispositive power over the shares held by GreenPro Asia Strategic SPC. The address for Greenpro Asia Strategic SPC - Greenpro Asia Strategic Fund SP is 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands."

On September 25, 2016, the company issued 20,000 shares of restricted common stock to Woo Shuk Fong at the price of $0.10 per share, for additional working capital of $2,000.

On December 28, 2016, the company issued 100,000 shares of restricted common stock to Wong Yuen Ling at the price of $0.10 per share, for additional working capital of $10,000.

On January 19, 2017, the company issued 10,000,000 shares of restricted common stock to Yiap Soon Keong, each with par value of $0.0001 per share, for additional working capital of $1,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ending February 28, 2017
Audit fees	$3,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$3,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of February 28, 2017	F-3
Statement of Income for the period ended February 28, 2017	F-4
Statement of Stockholders’ Equity for the period ended February 28, 2017	F-5
Statement of Changes in Cash Flows for the period ended February 28, 2017	F-6
Notes to the Consolidated Financial Statements	F-7 – F-10

- F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ECCO Auto World Corporation

We have audited the accompanying balance sheet of ECCO AUTO WORLD CORPORATION. as of February 28, 2017, and the related statement of income, statement of stockholders’ equity and statement of changes in cash flows for the period ended February 28, 2017 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECCO AUTO WORLD CORPORATION as of February 28, 2017 and the results of its operations and its cash flows for the period ended February 28, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: May 29, 2017 Kuala Lumpur, Malaysia

- F2 -

ECCO AUTO WORLD CORPORATION

BALANCE SHEET AS OF FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of February 28, 2017
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	16,202
Total Current Assets	16,202
TOTAL ASSETS	$16,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	23,500
Amount due to a director	381
Total Current Liabilities	23,881

TOTAL LIABILITIES	$23,881

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 90,220,000 shares	9,022
Additional paid-in capital	11,988
Accumulated income/(losses)	(28,689)
TOTAL STOCKHOLDERS’ DEFICIT	$(7,679)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,202

 The accompanying notes are an integral part of these financial statements.

- F3 -

ECCO AUTO WORLD CORPORATION

STATEMENT OF INCOME

FOR THE PERIOD ENDED FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the period ended February 28, 2017
NET REVENUE	-

OPERATING EXPENSES
Accounting fee	500
Audit fee	3,500
Bank charges	1,508
Incorporation fee	2,800
Professional fee	20,381
Total operating expenses	28,689

NET LOSS	(28,689)

Net loss per share, basic and diluted:	(0.00)

Weighted average number of common shares outstanding- Basic and diluted	49,426,268

 The accompanying notes are an integral part of these financial statements.

- F4 -

ECCO AUTO WORLD CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Opening Balance	100,000	$10	$-	$-	$10
Issuance of share capital- founder’s shares	80,000,000	8,000	-	-	8,000
Issuance of share capital- additional founders’ shares	10,000,000	1,000	-	-	1,000
Shares issued in private placement completed on September 25, 2016 at $0.10 per share	20,000	2	1,998	-	2,000
Shares issued in private placement completed on December 28, 2016 at $0.10 per share	100,000	10	9,990	-	10,000
Net loss for the period	-	-	-	(28,689)	(28,689)
Balance as of February 28, 2017	90,220,000	$9,022	$11,988	$(28,689)	$(7,679)

 The accompanying notes are an integral part of these financial statements.

- F5 -

ECCO AUTO WORLD CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the period ended February 28, 2017 Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,689)
Changes in operating assets and liabilities:
Other payables and accrued liabilities	23,500
Amount due to a director	381

Net cash used in operating activities	(4,808)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	21,010

Net cash provided by financing activities	21,010

Net increase in cash and cash equivalents	16,202
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,202

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

 The accompanying notes are an integral part of these financial statements.

- F6-

ECCO AUTO WORLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the period ended February 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

ECCO Auto World Corporation is organized as a Nevada limited liability company, incorporated on June 6, 2016. For purposes of financial statement presentation, ECCO Auto World Corporation is herein referred to as “the Company” or “we”. The Company is a business whose planned principal operations are to develop and operate an Automobile mobile application or a platform to connect auto repair shops and car owners.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be February 28.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

- F7 -

ECCO AUTO WORLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the period ended February 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842) . Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

- F8 -

ECCO AUTO WORLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the period ended February 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	COMMON STOCK

On June 6, 2016, the founder of the Company, Ms. Woo Shuk Fong purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On September 22, 2016, the other founder of the Company, Mr. Yiap Soon Keong purchased 24,000,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital. Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC purchased 4,000,000 and 52,000,000 shares of restricted common stock of the company respectively at par value of $0.0001 per share for the Company’s initial working capital.

On September 25, 2016, Ms. Woo Shuk Fong purchased 20,000 shares of restricted common stock of the Company, at $0.1 per share, for $2,000.

On December 28, 2016, Ms. Wong Yuen Ling purchased 100,000 shares of restricted common stock of the Company, at $0.1 per share, for $10,000.

On January 19, 2017, Mr. Yiap Soon Keong purchased 10,000,000 shares of restricted common stock of the Company, at par value of $0.0001 per share, for $1,000.

All proceeds received are used for the Company’s working capital.

As of February 28, 2017, the Company has 90,220,000 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

4.	INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

For the period ended
February 28, 2017

Net loss before income tax	$(28,689)
Income tax rate	35%

Income tax recovery	(10,041)
Valuation allowance	10,041

Provision for income tax	-

- F9 -

ECCO AUTO WORLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the period ended February 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The significant components of deferred income tax assets as of February 28, 2017 are as follows:

February 28, 2017

Net operating loss carry-forward	$(10,041)
Valuation allowance	10,041

Net deferred income tax assets	-

As of February 28, 2017, the Company incurred $28,689 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $10,041 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

5.	COMMITMENTS AND CONTINGENCIES

As of February 28, 2017, the Company has no commitments or contingencies involved.

6.	RELATED PARTY TRANSACTIONS

Greenpro Capital Corp., through its wholly owned subsidiaries (collectively “Greenpro”), is a 4.4% shareholder in the Company, and provides services to the Company. During the period ended February 28, 2017 , the Company incurred incorporation fees of $2,800, accounting fees of $500, and professional fees of $20,381. As of February 28, 2017, $20,000 was due to Greenpro.

7.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through May 29, 2017, the date the Company issued audited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

- F10 -

FINANCIAL STATEMENTS

Page

Balance Sheet as of May 31, 2017 (unaudited) and February 28, 2017 (audited)	F-12
Statement of Income for the three months ended May 31, 2017 and the period ended May 31, 2017 (unaudited)	F-13
Statement of Changes in Cash Flows for the three months ended May 31, 2017 and the period ended May 31, 2017 (unaudited)	F-14
Notes to the Financial Statements	F-15 - F-18

- F11 -

ECCO AUTO WORLD CORPORATION

BALANCE SHEET

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of May 31, 2017 (Unaudited)	As of February 28, 2017 (Audited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	14,741	16,202
Total Current Assets	14,741	16,202

TOTAL ASSETS	$14,741	$16,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	25,500	23,500
Amount due to a director	379	381
Total Current Liabilities	25,879	23,881

TOTAL LIABILITIES	$25,879	$23,881

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding Common Stock, par value $0.0001; 600,000,000 shares authorized, 90,220,000 issued and outstanding	9,022	9,022
Additional paid in capital	11,988	11,988
Accumulated incomes/(losses)	(32,148)	(28,689)
TOTAL STOCKHOLDERS’ DEFICIT	$(11,138)	$(7,679)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,741	$16,202

See accompanying notes to financial statements.

- F12 -

ECCO AUTO WORLD CORPORATION

STATEMENT OF INCOME

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended	For the period ended
	May 31, 2017	May 31, 2017
	(Unaudited)	(Unaudited)

NET REVENUE	$-	$-

OPERATING EXPENSES
Accounting fee	$500	$1,000
Audit fee	-	3,500
Bank charges	1,457	2,965
Incorporation fee	-	2,800
Loss on foreign exchange	2	2
Professional fee	1,500	21,881
Total operating expenses	$3,459	$32,148

NET LOSS	$(3,459)	$(32,148)

Net loss per share, basic and diluted:	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	90,220,000	90,220,000

See accompanying notes to financial statements.

- F13 -

ECCO AUTO WORLD CORPORATION

STATEMENT OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended May 31, 2017	For the period ended May 31, 2017
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,459)	$(32,148)
Changes in operating assets and liabilities:
Other payables and accrued liabilities	2,000	25,500
Amount due to a director	(2)	379
Net cash (used in) operating activities	(1,461)	(6,269)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	21,010
Net cash provided by financing activities	-	21,010

Net (decrease)/increase in cash and cash equivalents	(1,461)	14,741
Cash and cash equivalents, beginning of period	16,202	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,741	$14,741
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to financial statements.

- F14 -

ECCO AUTO WORLD CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2017

(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

ECCO Auto World Corporation is organized as a Nevada limited liability company, incorporated on June 6, 2016. For purposes of financial statement presentation, ECCO Auto World Corporation is herein referred to as “the Company” or “we”. The Company is a business whose planned principal operations are to develop and operate an Automobile mobile application that connects auto repair shops and car owners where car owners can locate the nearest auto repair shops whenever needed and/or the user can hire the auto repair shops to pick up their vehicle for repair or service.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be February 28.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

- F15 -

ECCO AUTO WORLD CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2017

(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842) . Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

- F16 -

ECCO AUTO WORLD CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2017

(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	COMMON STOCK

On June 6, 2016, the founder of the Company, Ms. Woo Shuk Fong purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On September 22, 2016, the other founder of the Company, Mr. Yiap Soon Keong purchased 24,000,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital. Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC purchased 4,000,000 and 52,000,000 shares of restricted common stock of the company respectively at par value of $0.0001 per share for the Company’s initial working capital.

On September 25, 2016, Ms. Woo Shuk Fong purchased 20,000 shares of restricted common stock of the Company, at $0.1 per share, for $2,000.

On December 28, 2016, Ms. Wong Yuen Ling purchased 100,000 shares of restricted common stock of the Company, at $0.1 per share, for $10,000.

On January 19, 2017, Mr. Yiap Soon Keong purchased 10,000,000 shares of restricted common stock of the Company, at par value of $0.0001 per share, for $1,000.

All proceeds received are used for the Company’s working capital.

As of May 31, 2017, the Company has 90,220,000 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

4.	INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

	Three months ended	For the period ended
	May 31, 2017	February 28, 2017
	Unaudited	Audited

Net loss before income tax	$(3,459)	$(28,689)
Income tax rate	35%	35%

Income tax recovery	(1,211)	(10,041)
Valuation allowance	1,211	10,041

Provision for income tax	-	-

- F17 -

ECCO AUTO WORLD CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2017

(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The significant components of deferred income tax assets as of May 31, 2017 and February 28, 2017 are as follows:

	May 31, 2017	February 28, 2017
	Unaudited	Audited

Net operating loss carry-forward	$(11,252)	$(10,041)
Valuation allowance	11,252	10,041

Net deferred income tax assets	-	-

As of May 31, 2017, the Company incurred $32,148 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $11,252 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

5.	COMMITMENTS AND CONTINGENCIES

As of May 31, 2017, the Company has no commitments or contingencies involved.

6.	RELATED PARTY TRANSACTIONS

Greenpro Capital Corp., through its wholly owned subsidiaries (collectively “Greenpro”), is a 4.4% shareholder in the Company, and provides services to the Company.

During the period ended May 31, 2017 , the Company incurred incorporation fees of $2,800, accounting fees of $1,000, and professional fees of $20,381. As of May 31, 2017, $20,500 was due to Greenpro.

7.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through July 16, 2017 , the date the Company issued audited financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

On June 7, 2017, the Company acquired the entire ordinary shares of ECCO Auto World Corporation, a private limited liability company, incorporated in Labuan, resulting in the latter becoming a wholly-owned subsidiary company of the Company.

Details of the Company’s subsidiary:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	ECCO Auto World Corporation	Labuan, March 1, 2017	100 shares of ordinary share of US$1 each	Investment holding

- F18 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$$102.75
Auditor Fees and Expenses	$3,500.00
Consulting Fees and Related Expenses	$15,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$20,102.75

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 6, 2016, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Ms. Woo Shuk Fong for initial working capital of $10.

On September 22, 2016, the company issued 24,000,000, 4,000,000 and 52,000,000 shares of restricted common stock to Yiap Soon Keong, Greenpro Venture Capital Limited and Greenpro Asia Strategic SPC respectively, each with par value of $0.0001 per share, for additional working capital of $8,000.

On September 25, 2016, the company issued 20,000 shares of restricted common stock to Woo Shuk Fong at the price of $0.10 per share, for additional working capital of $2,000.

On December 28, 2016, the company issued 100,000 shares of restricted common stock to Wong Yuen Ling at the price of $0.10 per share, for additional working capital of $10,000.

On January 19, 2017, the company issued 10,000,000 shares of restricted common stock to Yiap Soon Keong, each with par value of $0.0001 per share, for additional working capital of $1,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on June 6, 2016 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (§230. 424 (b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kowloon, Hong Kong on September 6, 2017.

ECCO Auto World Corporation

By: /s/ Yiap Soon Keong
Name: Yiap Soon Keong
Title: President, Chief Executive Officer, Director Date: September 6, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Yiap Soon Keong  Signature: /s/ Yiap Soon Keong  Title: President, Chief Executive Officer, Secretary, Treasurer and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: September 6, 2017

Name: Woo Shuk Fong Signature: /s/ Woo Shuk Fong  Title: Director  Date: September 6, 2017